Exhibit 10.3

English Summary of the First Amendment to the Lease Agreement dated March 2, 2020 by and between Monceau Investissements Immobiliers and Talend S.A. (“Talend”).

The parties hereby agree to the following:

a.	Duration and starting date

In compliance with the French Commercial Code, the commercial lease duration is 9 years and shall start on July 1st, 2020 and terminate on June 30, 2029. Talend holds the possibility to terminate the Lease at the expiration of a 6-year period i.e. June 30, 2026, subject to 6-month prior notice.

b.	Rent

Annual rent is €1,365,840.00 VAT and charges excluded, payable on a quarterly basis, each January 1st, April 1st, July 1st and October 1st.

A 14-month rent exemption has been agreed between the Parties, i.e. the first rent will be paid on September 1, 2021.

All other clauses and provisions of the Original Lease and subsequent amendments remain unchanged.

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